Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., August 7, 2013 - iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the second quarter ended June 30, 2013.

“iPass Open Mobile continues to be a defining growth engine as OM revenue grew 14% quarter-over-quarter, and now represents nearly 60% of Mobility revenue. Importantly, OM Wi-Fi revenue continues to lead this growth, increasing 24% sequentially,” said Evan Kaplan, president and chief executive officer of iPass. “With nearly three fourths of our monetized users now migrated to the OM platform, I believe a significant portion of the heavy lifting in converting iPass to a Wi-Fi-centric connectivity company has been successfully completed. The business case we presented over two years ago has created a compelling outcome, and we will look to invest wisely in accelerating growth over the near-term.”

KEY OPERATING METRICS AND FINANCIAL HIGHLIGHTS

The following key operating metrics highlight the progress that the company made in Q2 2013 with its Open Mobile (OM) business.

Open Mobile Revenue Growth:

•

Grew Open Mobile revenue by $1.5 million or 14% sequentially, to $12.0 million in Q2 2013, representing 59% of total Mobility Services revenue, up from 50% in Q1 2013. OM revenue grew 94% in the second quarter over the same quarter in 2012.

•

Delivered the ninth sequential quarter of growth in total Open Mobile revenue and Open Mobile Wi-Fi network revenue. OM Wi-Fi network revenue grew by $1.3 million or 24% sequentially, and approximately 150% over Q2 2012.

•

Increased total Wi-Fi sessions by 11% and Wi-Fi usage hours by 5% over Q1 2013. Sessions and hours growth directly correlate with the improving penetration of OM on smartphones and tablets, and the overall higher Wi-Fi consumption rates of the growing OM user base.

Open Mobile Enterprise User Growth:

•

Grew Open Mobile Wi-Fi network users as a percentage of total Wi-Fi network users from 56% for the month of March 2013 to 67% for the month of June 2013. Year over year, the number of OM Wi-Fi network users was 60,000 in June 2013 compared to 26,000 in June 2012, a 130% increase.

•

Increased Open Mobile smartphone and tablet Wi-Fi network users by 25% in June 2013 compared to March 2013 and by nearly four times from June 2012. OM smartphone and tablet Wi-Fi network users, represented 28% of total OM Wi-Fi network users for the month of June 2013.

•

Grew Open Mobile platform active monetized users by 16% from 470,000 users for the month of March 2013 to 546,000 users for the month of June 2013, representing 74% of total platform users as the company exited the second quarter. Year over year, OM platform active monetized users increased approximately 160%.

Financial Summary

(unaudited; in millions)	Q2‘13	Q1‘13
Revenue:
Mobility Services:	$20.3	$20.9
Open Mobile(1)	12.0	10.5
Legacy iPC(2)	8.3	10.4
iPass Unity Network Services(3)	8.4	8.7

Total Revenue	$28.7	$29.6
GAAP Net Loss	$(1.6)	$(3.4)
Adjusted EBITDA Loss(4)	$(0.1)	$(1.4)
Cash and Cash Equivalents	$25.0	$24.8
Shares of Common Stock Outstanding at Period End	63.9	63.3

(1)	Open Mobile revenue includes OM network and platform and Open Mobile Exchange.
(2)	Legacy iPC revenue includes iPC network, platform, and other revenues.
(3)	Formerly known as Managed Network Services (“MNS”).
(4)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

BUSINESS HIGHLIGHTS

Customer Wins and New Technology Alliances

Mobility Services

Open Mobile Enterprise (OME) Customers

•

Signed thirteen new large enterprise customers to Open Mobile during the second quarter of 2013, including Aurizon, Birmingham Community Healthcare, BNP Paribas, Cement Australia, Commonwealth Bank, HCL Great Britain Limited, and Wolseley.

•

Signed nine existing enterprise customers on Open Mobile during the second quarter of 2013, including Blackboard, Cummins, Digital River, Essilor International, Hughes Network Systems, and Koninklijke DSM N.V.

Open Mobile Exchange (OMX) Customers

•	Added four large and strategic carriers during the second quarter of 2013, further expanding iPass OMX customer base to a total of 30 carriers and service providers signed to date.

•

Announced that iPass OMX will supply Skype Communications S.a.r.l, a global provider of internet communications software and Luxembourg-based subsidiary of Microsoft Corp., with network infrastructure to expand the reach of Skype Wi-Fi services.

•	Announced that TTNET, a subsidiary of Türk Telekom Group, Turkey’s leading internet provider, will offer its customers unlimited international Wi-Fi roaming services through the iPass OMX platform.

•

Announced that Zain Jordan and Zain Kuwait, subsidiaries of Zain Group and the pioneer of mobile telecommunications across the Middle East and North Africa, have chosen iPass OMX to provide global Wi-Fi access to their international travelers.

•	Deployments to existing partners began to accelerate as the company’s OMX network revenue grew approximately 90% from the first quarter of 2013 to the second quarter of 2013.

iPass Unity Network Services (formerly known as Managed Network Services)

•	Key renewals signed with a Fortune 500 retailer, a large insurance company, and one of the market leaders in specialty consumer finance.

•

Signed a channel agreement with McGraw Communications, a New York based leading managed service provider of voice, data and Internet services, to offer its customers broadband based WAN network services.

iPass Product Advancements and Innovation

•

Recently released significant enhancements to the iPass Open Mobile clients for iOS, Android and Windows Touch, including a simple email end-user account setup wizard, and support for additional inflight and rail networks. The email end-user account setup wizard continues the company’s development effort to make user provisioning simple and easy.

Q3 2013 GUIDANCE

For the third quarter of 2013 ending September 30, 2013, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$26.0 – 30.0 million
Adjusted EBITDA Income / (Loss) (1)	$(1.0) – 0.5 million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the third quarter of 2013 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).

The conference call will be accessible by telephone, toll-free at 888-438-5524 or direct dial at 719-325-2376 with a participant confirmation code of 6265206. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its third quarter 2013 results.

The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until August 16, 2013. The confirmation code for the replay is 6265206.

Upcoming Investor Conferences

Evan Kaplan, President and CEO, will be presenting at the Oppenheimer 16th Annual Technology, Internet & Communications Conference on August 14 in Boston and attending the 4th Annual BWS Financial Growth and Value Summer Investor Series on August 21 in New York, and will provide an overview of the company’s business, growth strategy and financial fundamentals. There will be a live webcast of the iPass presentation at the Oppenheimer conference on August 14 at 1:05 p.m. ET at http://investor.ipass.com. The webcast reply will be available for 90 days.

Upcoming Industry Conferences

Evan Kaplan, President and CEO, will be presenting at the Informa Wi-Fi World Summit during the week of September 23 in London and will provide insights on the company’s leading role in the Wi-Fi roaming market.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ expectations and belief that a significant portion of the heavy lifting in converting iPass to a Wi-Fi-centric connectivity company has been successfully completed, that iPass will look to invest wisely in accelerating growth over the near-term, and iPass’ projections of its third quarter 2013 financial results under the caption “Q3 2013 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services and iPass Unity Network Services could reduce demand for iPass’ services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry, which could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 15,

2013, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial Measures

This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest income, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With more than 1.2 million Wi-Fi hotspots in over 120 countries and territories, iPass gives its customers always-on, frictionless connectivity for smartphones, tablets and laptops anywhere in the world – simply, securely and cost effectively. Additional information is available at www.ipass.com or on Smarter Connections, the iPass blog.

INVESTOR RELATIONS CONTACT:

Mike Bishop

The Blueshirt Group

Tel. +1 415 217 4968

Email: mike@blueshirtgroup.com

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

Q2 2013

(unaudited; in millions)	Q2’13	Q1’13	Q2’12
Revenue:
Mobility Services:	$20.3	$20.9	$23.9
Open Mobile Enterprise:	11.4	10.1	6.0
Wi-Fi Network	6.2	5.0	2.5
Other Network(1)	1.2	1.1	0.6
Platform	3.8	3.8	2.7
Other	0.2	0.2	0.2
Open Mobile Exchange(2)	0.6	0.4	0.2
Legacy iPC:	8.3	10.4	17.7
Wi-Fi Network	3.5	4.4	8.8
Other Network(1)	2.6	3.4	6.0
Platform	1.1	1.4	2.6
Other	1.1	1.2	0.3
iPass Unity Network Services(3)	8.4	8.7	8.3

Total Revenue	$28.7	$29.6	$32.2
GAAP Net Loss	$(1.6)	$(3.4)	$(0.9)
Adjusted EBITDA Income (Loss)(4)	$(0.1)	$(1.4)	$0.4
Cash and Cash Equivalents	$25.0	$24.8	$25.3
Shares of Common Stock Outstanding at Period End	63.9	63.3	61.0

(1)	Other Network for OM includes commit shortfall revenue. Other Network for Legacy iPC includes commit shortfall, dial and 3G revenue.
(2)	iPass OMX revenue includes both network and platform revenue.
(3)	Formerly Managed Network Services (“MNS”)
(4)	The definition of Adjusted EBITDA is discussed above and the reconciliation of Non-GAAP to GAAP financial measures is presented below.

AVERAGE MONTHLY MONETIZED USERS: (1)

	Q2’13	Q1’13	Q2’12
Open Mobile Users:
Wi-Fi Network Users(2)	56,000	46,000	22,000
Platform Users:
Active(3)	517,000	444,000	176,000
Gross(4)	1,019,000	955,000	437,000
Legacy Users:
Wi-Fi Network Users	31,000	40,000	76,000
Other Network Users(5)	23,000	26,000	33,000
Platform Users	201,000	246,000	369,000

Total Users:	749,000	724,000	584,000
Total Network Users	110,000	112,000	131,000
Total Platform Users	718,000	690,000	545,000
NETWORK GROSS MARGIN(6)	44.4%	44.3%	47.5%

(1)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and platform services across both iPass’ Open Mobile Enterprise offering and legacy iPC offerings. Network users are billed for their use of iPass’ Wi-Fi, Dial-up or 3G network services. Platform users are billed for their use of iPass’ legacy iPC client or iPass’ Open Mobile client. AMMU is defined as the average number of users per month, during a given quarter, for which a fee was billed by iPass to a customer for such users.
(2)	Wi-Fi Network Users represent unique users of Wi-Fi network. Starting from the first quarter of 2013, OM Wi-Fi Network Users include In-Flight Wi-Fi users.
(3)	Represents the average number of Open Mobile Enterprise (“OME”) users in the periods presented who were billed platform fees and who have used or deployed Open Mobile.

(4)	Represents the average number of Open Mobile Enterprise users in the periods presented for which Open Mobile platform fees were billed for the period. The difference between Gross and Active Open Mobile platform users is represented by Paying, Undeployed users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or deployed.
(5)	Other Network Users represents unique users of Dial-up and 3G network.
(6)	Network Gross Margin is defined as (Mobility Network Revenue plus iPass Unity Revenue less Network Access Costs) divided by (Mobility Network Revenue plus iPass Unity Revenue).

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$25,016	$26,822
Accounts receivable, net of allowance for doubtful accounts of $1,196 and $1,173, respectively	18,062	17,260
Prepaid expenses and other current assets	5,833	5,058

Total current assets	48,911	49,140
Property and equipment, net	6,243	6,549
Other assets	3,222	4,435

Total assets	$58,376	$60,124

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,513	$7,496
Accrued liabilities	9,063	8,631
Deferred revenue, short-term	3,685	3,787

Total current liabilities	21,261	19,914
Deferred revenue, long-term	2,313	2,834
Other long-term liabilities	364	475

Total liabilities	$23,938	$23,223

Stockholders’ equity:
Common stock	64	61
Additional paid-in capital	215,949	213,454
Accumulated deficit	(181,575)	(176,614)

Total stockholders’ equity	34,438	36,901

Total liabilities and stockholders’ equity	$58,376	$60,124

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	Jun 30,		Jun 30,
	2013	2012	2013	2012
Revenue	$28,665	$32,244	$58,294	$65,538
Cost of revenues and operating expenses:
Network access costs	12,384	13,835	25,141	28,475
Network operations	4,726	5,407	9,567	10,806
Research and development	3,414	3,445	7,028	7,147
Sales and marketing	4,373	5,084	9,290	10,434
General and administrative	5,258	5,244	11,437	10,502
Restructuring charges and related adjustments	26	9	626	5
Amortization of intangible assets	—	60	—	120

Total cost of revenue and operating expenses	30,181	33,084	63,089	67,489

Operating loss	(1,516)	(840)	(4,795)	(1,951)
Interest income	3	3	7	6
Foreign exchange losses, net	(114)	(34)	(187)	(63)

Loss before income taxes	(1,627)	(871)	(4,975)	(2,008)
Provision for (benefit from) income taxes	(41)	10	(14)	147

Net loss	$(1,586)	$(881)	$(4,961)	$(2,155)

Comprehensive loss	$(1,586)	$(881)	$(4,961)	$(2,155)

Basic and diluted net loss per share	$(0.03)	$(0.01)	$(0.08)	$(0.04)
Weighted average number of common shares outstanding
- Basic	63,381,344	60,747,796	62,639,498	60,252,836
- Diluted	63,381,344 (1)	60,747,796 (1)	62,639,498 (1)	60,252,836 (1)

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(4,961)	$(2,155)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,586	1,144
Amortization of intangible assets	—	120
Depreciation and amortization	1,255	1,155
Loss on disposal of property and equipment	2	3
Provision for (recovery of) doubtful accounts	34	(283)
Changes in operating assets and liabilities:
Accounts receivable	(835)	2,942
Prepaid expenses and other current assets	(56)	165
Other assets	494	351
Accounts payable	1,312	(1,647)
Accrued liabilities	432	(30)
Deferred revenue	(624)	(6)
Other liabilities	(111)	118

Net cash provided by (used in) operating activities	(1,472)	1,877

Cash flows from investing activities:
Purchases of property and equipment	(1,246)	(3,271)
Change in restricted cash pledged for letter of credit	—	471

Net cash used in investing activities	(1,246)	(2,800)

Cash flows from financing activities:
Proceeds from issuance of common stock	912	741

Net cash provided by financing activities	912	741

Net decrease in cash and cash equivalents	(1,806)	(182)
Cash and cash equivalents at beginning of period	26,822	25,439

Cash and cash equivalents at end of period	$25,016	$25,257

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$121	$242
Accrued amounts for acquisition of property and equipment	$26	$376
Leasehold improvements paid by landlord	$—	$251

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
I Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
Adjusted EBITDA Income (Loss)	$(136)	$(1,388)	$377
(a) Interest income	3	4	3
(b) Income tax (benefit) expense	41	(27)	(10)
(c) Depreciation of property and equipment	(632)	(624)	(532)
(d) Amortization of intangible assets	—	—	(60)
(e) Stock-based compensation	(836)	(750)	(615)
(f) Restructuring charges and related adjustments	(26)	(600)	(9)
(g) Certain state sales and federal tax items and other discrete items	—	10	(35)

GAAP Net Loss	$(1,586)	$(3,375)	$(881)

Q3 2013 Guidance
	(Unaudited, in millions)
II Reconciliation of Q3 2013 Adjusted EBITDA Income (Loss) to GAAP Net Loss:
Adjusted EBITDA Income (Loss) (1)	$(1.0)		$0.5
(a) Income tax expense		(0.1)
(b) Depreciation of property and equipment		(0.6)
(c) Stock-based compensation		(0.8)

GAAP Net Loss	$(2.5)		$(1.0)

(1)	The Q3 2013 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses or restructuring charges.